EXHIBIT 10(ii) 12
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                                                   (PORTION)

            RESOLUTION OF THE BOARD OF DIRECTORS OF
              INTERNATIONAL TECHNOLOGY CORPORATION
                   ADOPTED NOVEMBER 29, 1996


     WHEREAS, in connection with the implementation of the Corporation's strategic plan, the Corporation desires to retain The Carlyle Group ("Carlyle") to render to the Corporation certain financial advisory and investment banking services;

     WHEREAS, the Corporation's Proxy Statement for the 1996 Annual Meeting discloses that the Corporation and Carlyle anticipate that the Corporation will pay Carlyle (i) an annual financial advisory fee of $100,000, payable quarterly, and (ii) investment banking fees and reimbursement of reasonable out-of-pocket expenses for investment banking services rendered to the Corporation;

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to secure the services of Carlyle as described above and to pay the proposed fees;

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation pay Carlyle, in consideration of services rendered by Carlyle, 1) a $100,000 per year financial advisory fee, payable quarterly in advance (with a pro-rata payment for the third quarter of fiscal year 1997 due promptly after the date of these resolutions), and 2) an investment banking fee equal to 1% of transaction value and reimburse any reasonable out-of-pocket expenses, for investment banking services relating to the execution of the Corporation's strategic plan, all as disclosed in such Proxy Statement;

     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and directed to execute all documents and to take such additional actions as he or they may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions, such determination to be conclusively evidenced by the taking of any such action or the execution and delivery of any such agreements and instruments.